EXHIBIT 99.3

QUALITY DISTRIBUTION, LLC

and

QD CAPITAL CORPORATION

Offer To Exchange

10% Senior Notes due 2013

For Any and All of their Outstanding

10% Senior Notes due 2013

And

11.75% Senior Subordinated PIK Notes due 2013

For Any and All of their Outstanding

11.75% Senior Subordinated PIK Notes due 2013

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON [                    ], 2010, UNLESS EXTENDED.

[            ], 20[    ]

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Quality Distribution, LLC and QD Capital Corporation (the “Issuers”) are offering, upon the terms and subject to the conditions set forth in the Prospectus dated [                    ] (the “Prospectus”) and the accompanying Letter of Transmittal enclosed herewith (which together constitute the “Exchange Offer”), to exchange their 10% Senior Notes due 2013 (the “Exchange 10% Senior Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of their outstanding 10% Senior Notes due 2013 (the “Existing 10% Senior Notes”) and to exchange their 11.75% Senior Subordinated PIK Notes due 2013 (the “Exchange 11.75% Senior Subordinated PIK Notes”), which have been registered under the Securities Act, for an equal aggregate principal amount of their outstanding 11.75% Senior Subordinated PIK Notes due 2013 (the “Existing 11.75% Senior Subordinated PIK Notes”) from the holders thereof. As used in this letter, the “Existing Notes” refers to the Existing 10% Senior Notes and the Existing 11.75% Senior Subordinated PIK Notes collectively, the “Exchange Notes” refers to the Exchange 10% Senior Notes and the Exchange 11.75% Senior Subordinated PIK Notes collectively, and the “Notes” refers to the Existing Notes and the Exchange Notes, collectively.

As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Existing Notes, except that the Exchange Notes (i) have been registered under the Securities Act of 1933, and therefore will not bear legends restricting their transfer, (ii) are not entitled to registration rights of which the Existing Notes are entitled under the Registration Rights Agreements, dated as of October 15, 2009, among the Issuers, the dealer managers with respect to the initial issuances of the Existing Notes and the guarantors of the Existing Notes set forth on Annex I thereto, and (iii) will not contain certain provisions providing for the payment of additional interest to the holders of the Existing Notes under certain circumstances relating to the registration and consummation of the Exchange Offer.

THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE “THE EXCHANGE OFFER—CERTAIN CONDITIONS TO THE EXCHANGE OFFER” IN THE PROSPECTUS.

Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

1. The Prospectus, dated [                    ];

2. The Letter of Transmittal for your use (unless Existing Notes are held in book-entry form) and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender Existing Notes), together with accompanying Substitute Form W-9 and related guidelines;

3. A form of letter that may be sent to your clients for whose accounts you hold Existing Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

4. A Notice of Guaranteed Delivery; and

5. A return envelope addressed to The Bank of New York Mellon Trust Company, N.A., the Exchange Agent.

YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                    ], 2010, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD EXISTING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

In all cases, exchanges of Existing Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Existing Notes, or confirmation of book-entry transfer of such Existing Notes, as applicable, (b) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or a message transmitted by DTC and received by the Exchange Agent and forming part of the book-entry confirmation (an “Agent’s Message”), and (c) any other required documents.

Holders who wish to tender their Existing Notes and

(i) whose Existing Notes are not immediately available, or

(ii) who cannot deliver their Existing Notes, a Letter of Transmittal or an Agent’s Message or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Existing Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Existing Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

The Issuers will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Notes pursuant to the Exchange Offer. The Issuers will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuers will pay or cause to be paid any transfer taxes payable on the transfer of Existing Notes to it, except as otherwise provided in Prospectus or in the Instructions of the Letter of Transmittal.

Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent by telephone at (212) 815-5920 (Corporate Trust Operations—Reorganization Unit) or by facsimile (for eligible institutions only) at (212) 298-1915.

Very truly yours,

QUALITY DISTRIBUTION, LLC

QD CAPITAL CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF EITHER OF THE ISSUERS OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF EITHER OF THE ISSUERS IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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